Exhibit 99.5

Preliminary and Subject to Completion

CALLON PETROLEUM COMPANY

SPECIAL MEETING OF STOCKHOLDERS

     , 2024, AT     AM CDT

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALLON PETROLEUM COMPANY

The undersigned hereby appoints Michol L. Ecklund, as proxy with full power of substitution and re-substitution, to vote all shares of Common Stock of Callon Petroleum Company (“Callon”) that the undersigned is entitled to vote at the Special Meeting of Stockholders (the Special Meeting”) thereof to be held at       on     , 2024, or at any adjournment or postponement thereof, as follows:

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR” PROPOSALS 1, 2 and 3 IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned stockholder further hereby ratifies all that the said proxy may do by virtue hereof.

The undersigned stockholder hereby revokes any other proxy heretofore executed by the undersigned for the Special Meeting and acknowledges receipt of the Notice of the Special Meeting of Stockholders of Callon Petroleum Company and Joint Proxy Statement/Prospectus dated      , 2024.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in favor.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD      , 2024.

THE JOINT PROXY STATEMENT/PROSPECTUS IS AVAILABLE AT:

HTTP://WWW.VIEWPROXY.COM/CALLONPETROLEUM/2024SM

Please mark votes as in this example ☒
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, AND 3.

1. The adoption of the Agreement and Plan of Merger, dated as of January 3, 2024, by and among APA Corporation, a Delaware corporation (“APA”), Astro Comet Merger Sub Corp., a Delaware corporation and a wholly owned, direct subsidiary of APA (“Merger Sub”), and Callon, as it may be amended from time to time, pursuant to which Merger Sub will merge with and into Callon, with Callon surviving the merger as a wholly owned, direct subsidiary of APA (the “merger”), and the approval of the transactions contemplated thereby (the “Merger Proposal”).

     ☐ FOR ☐ AGAINST ☐ ABSTAIN

2. The approval, on a non-binding advisory basis, of the compensation that may be paid or become payable to Callon’s named executive officers that is based on or otherwise relates to the merger.
☐ FOR ☐ AGAINST ☐ ABSTAIN

3. The approval of the adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes cast at the Special Meeting to approve the Merger Proposal.

☐ FOR ☐ AGAINST ☐ ABSTAIN

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date:
Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐	Signature
Signature (if held jointly)

 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

If you vote by phone, fax or Internet, please DO NOT mail your proxy card.

INTERNET Vote Your Proxy on the Internet: Go to www.aalvote.com/CPE Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call.

Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.